Exhibit 3.5

BYLAWS

OF

PROTAGENIC THERAPEUTICS, INC.,

a Delaware corporation

ARTICLE I

STOCKHOLDERS

Section 1: Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2: Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. At any time or times that the Corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”), stockholders holding five percent (5%) or more of the outstanding shares shall have the right to call a special meeting of stockholders as set forth in Article II, Section 2 herein.

Section 3: Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed. or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4: Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5: Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6: Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7: Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8: Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9: Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

ARTICLE II

BOARD OF DIRECTORS

Section 1: Number and Term of Office.

The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be one (l). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115(b) of the CGCL. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Section 2: Vacancies.

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

At any time or times that the Corporation is subject to §2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

(i) any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

(ii) the Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of the stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL, the term of office of any director shall terminate upon that election of a successor.

Section 3: Removal.

Subject to any limitations imposed by applicable law and the Certificate of Incorporation (and assuming the Corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors.

During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 4: Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5: Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6: Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7: Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8: Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9: Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and.

(8) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.

Section 10: Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 1: Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law 9 if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings;

one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (l) or two (2) members, in which event one (l) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting K all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 1: Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, an Assistant Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2: Chief Executive Officer.

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

(1) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

(2) To preside at all meetings of the stockholders;

(3) To call meetings of the shareholders to be held at such times and, subject to the limitations prescribed by law or by these By-laws, at such places as he or she shall deem proper; and

(4) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise all officers, agents and employees of the Corporation.

Section 3: Chairman of the Board. The Chairman of the Board shall have the power to preside at all meetings of the Board of Directors, to sign certificates for shares of stock of the Corporation, and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

Section 4: President.

The President shall be the chief executive officer of the Corporation unless the Board of Directors shall have designated another officers as the Chief Executive Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.

Section 5: Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 6: Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 7: Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8: Assistant Secretary. The Assistant Secretary shall have the power to sign certificates for shares of stock of the Corporation, and shall have such other powers and duties as provided in these By-laws and as the Board of Directors may from time to time prescribe.

Section 9: Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 10: Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 11: Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section l: Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2: Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3: Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article 1, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4: Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5: Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 1: Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2: Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

MISCELLANEOUS

Section 1: Notices.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2: Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3 Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the

Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 4: Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5: Time Periods.

In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

Section 1: Indemnification - Third Party Proceedings.

The Corporation shall indemnify any person (the “Indemnitee”) who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or any subsidiary of the Corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (the “Indemnitee Agent”) by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 8.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VIII or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee’s or Indemnitee Agent’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or

Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee’s or Indemnitee Agent’s conduct was unlawful.

Section 2: Indemnification - Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a Judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 8.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VIII or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee’s or Indemnitee Agent’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 3: Successful Defense on Merits.

To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Sections 8.1 or 8.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee or Indemnitee Agent against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith.

Section 4. Certain Terms Defined.

For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans, references to “fines shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to “proceeding” shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to “Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

Section 5: Advancement of Expenses.

The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 8.1 or 8.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation’s discretionary authority hereunder.

Section 6: Notice of Claim.

Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VIII, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VIII, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VIII. Notice to the Corporation shall be directed to the secretary of the Corporation at the principal business office of the Corporation (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s or Indemnitee Agent’s power.

Section 7: Enforcement Rights.

Any indemnification provided for in Sections 8.1 or 8.2 or 8.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VIII, under any statute, or under any provision of the Corporation’s Articles of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to Section 8.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount clamed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 8.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

Section 8: Assumption of Defense.

In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this Article VIII for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (ii) Indemnitee or Indemnitee Agent shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee’s or Indemnitee Agent’s counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee’s or Indemnitee Agent’s expense.

Section 9: Approval of Expenses.

No expenses for which indemnity shall be sought under this Article VIII, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.

Section 10: Subrogation.

In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 11: Exceptions.

Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Article VIII:

(a) Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to Delaware law, or (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to Delaware law; or

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VIII or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the board of directors has approved the initiation or bringing of such suit; or

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VIII, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

Section 12: Partial Indemnification.

If Indemnitee is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

Section 13: Coverage.

This Article VIII shall, to the extent permitted by law, apply to acts or omissions of (i) Indemnitee which occurred prior to the adoption of this Article VIII if Indemnitee was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (ii) Indemnitee Agent which occurred prior to the adoption of this Article VIII if Indemnitee Agent was an employee or other agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article VIII shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Corporation’s Certificate of Incorporation, these Bylaws or by statute. Any repeal or modification of these Bylaws, the Delaware General Corporation Law or any other applicable law shall not affect any rights or obligations then existing under this Article VIII. The provisions of this Article VIII shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article VIII shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee’s and Indemnitee Agent’s estate, heirs, legal representatives and assigns.

Section 14: Non-Exclusivity

Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Corporation’s Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware.

Section 15. Severability.

Nothing in this Article VII is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

Section 16: Mutual Acknowledgement.

Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Article VIII or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 17: Officer and Director Liability Insurance.

The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Article VIII. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

Section 18: Notice to Insurers.

If, at the time of the receipt of a notice of a claim pursuant to Section 8.6 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 19: Attorneys’ Fees.

In the event that any action is instituted by Indemnitee under this Article VIII to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Article VIII, or to enforce or interpret any of the terms of this Article VIII, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys’ fees to any Indemnitee Agent.

Section 20: Notice.

All notices, requests, demands and other communications under this Article VIII shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1: Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be Indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2: Right to Advancement of Expenses.

The right to indemnification conferred in Section I of this Article VIII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3: Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4: Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6: Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X

AMENDMENTS

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

ARTICLE XI

ANNUAL MEETING

Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the Corporation not later than one hundred twenty (120) days after the close of the Corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation. When there are more than 100 stockholders of record of the Corporation’s shares, as determined by Section 605 of the CGCL, additional information as required by Section 1501 (b) of the CGCL shall also be contained in such report, provided that if the Corporation has a class of securities registered under Section 12 of the 1934 Act, that Act shall take precedence. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

If and so long as there are fewer than 100 holders of record of the Corporation’s shares, the requirement of sending of an annual report to the stockholders of the Corporation is hereby expressly waived.